UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 24, 2017

SCA Holdings, LLC

(successor in interest to Surgical Care Affiliates, Inc.)

(Exact name of registrant as specified in charter)

Delaware	001-36154	20-8740447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

UnitedHealth Group Center

9900 Bren Road East

Minnetonka, Minnesota 55343

(Address of principal executive offices, including zip code)

(952) 936-1300

(Registrant’s telephone number, including area code)

Surgical Care Affiliates, Inc.

510 Lake Cook Road, Suite 400

Deerfield, IL 60015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As previously disclosed, on January 7, 2017, Surgical Care Affiliates, Inc. (including its successor in interest, SCA Holdings, LLC, the “Company”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with UnitedHealth Group Incorporated, a Delaware corporation (“UnitedHealth Group”), and UnitedHealth Group’s wholly owned subsidiaries, Spartan Merger Sub 1, Inc., a Delaware corporation (“Purchaser”), and Spartan Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on February 21, 2017, Purchaser commenced an offer to exchange (such offer, the “Offer”) all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”). In the Offer, subject to the terms and subject to the conditions and limitations set forth in the Merger Agreement, each of the Shares accepted by Purchaser was exchanged for the right to receive:

•	$11.40 in cash, without interest and less any applicable withholding taxes (the “Cash Consideration”); and

•	a number of shares of UnitedHealth Group common stock, par value $0.01 per share, equal to the amount obtained by dividing $45.60 by $169.42, together with cash in lieu of any fractional shares of UnitedHealth Group common stock, without interest and less any applicable withholding taxes (together with the Cash Consideration, the “Transaction Consideration”).

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the Offer and the Mergers (as defined in Item 2.01 below), on March 24, 2017, the Company terminated that certain credit agreement, dated as of March 17, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto. The Company paid an aggregate amount of approximately $642.2 million in satisfaction of all of its outstanding indebtedness for credit extended under the Credit Agreement, excluding any breakage fees, which are not expected to be material.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer expired at 12:01 a.m., New York City time (the “Expiration Time”), on March 24, 2017 (the “Closing Date”). Wells Fargo Bank, N.A. (“Wells Fargo”), the exchange agent for the Offer, advised that, as of the Expiration Time, a total of 28,026,073 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, which tendered Shares represented approximately 68.7% of the Company’s outstanding Shares. Purchaser accepted for exchange all such Shares validly tendered and not properly withdrawn pursuant to the Offer.

On the Closing Date, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser merged with and into the Company (the “First Merger”) with the Company continuing as the surviving corporation and an indirect wholly-owned subsidiary of UnitedHealth Group. In the First Merger, each Share that was issued and outstanding immediately prior to the effective time of the First Merger (the “Effective Time”) (other than (i) Shares owned by UnitedHealth Group, Purchaser, or any direct or indirect wholly-owned subsidiary of UnitedHealth Group or any Shares held by the Company as treasury stock, or (ii) Shares owned by any stockholder who has perfected and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 262 of the DGCL with respect to such Shares) was converted into the right to receive the Transaction Consideration from Purchaser at the Effective Time.

Immediately after the Effective Time, the surviving corporation of the First Merger merged with and into Merger Sub (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub surviving the Second Merger. In connection with the Second Merger, Merger Sub was renamed “SCA Holdings, LLC”.

The foregoing summary of the Offer, the Mergers and the Merger Agreement in this Item 2.01 is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 9, 2017 and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information to investors regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company or UnitedHealth Group in its public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to any party to the Merger Agreement. The Merger Agreement includes representations, warranties and covenants of the Company, UnitedHealth Group, Purchaser and Merger Sub made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, UnitedHealth Group, Purchaser and Merger Sub and may be subject to important qualifications and limitations agreed to by the Company, UnitedHealth Group, Purchaser and Merger Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s or UnitedHealth Group’s SEC filings and were used for purposes of allocating risk among the Company, UnitedHealth Group, Purchaser and Merger Sub rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, UnitedHealth Group, Purchaser, Merger Sub or any of their respective subsidiaries or affiliates.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

Before market open on the Closing Date, in connection with the consummation of the Offer and the Mergers, the Company notified the Nasdaq Global Select Market (“NASDAQ”) of the consummation of the Mergers and requested that the trading of Shares on NASDAQ be suspended prior to market open on the Closing Date. In addition, the Company requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist the Shares from NASDAQ and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On the Closing Date, in accordance with the Company’s request, NASDAQ filed the Form 25 with the SEC. The Company intends to file with the SEC a certification and notice of termination on Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

As a result of the First Merger, each Share that was issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by UnitedHealth Group, Purchaser, or any direct or indirect wholly owned subsidiary of UnitedHealth Group or any Shares held by the Company as treasury stock, or (ii) Shares owned by any stockholder who has perfected and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 262 of the DGCL with respect to such Shares) was converted into the right to receive the Transaction Consideration from Purchaser at the Effective Time. The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

At the Effective Time, the Company became an indirect wholly-owned subsidiary of UnitedHealth Group. As a result, a change of control of the Company occurred. The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the First Merger and as contemplated by the Merger Agreement, each of Andrew Hayek, Todd B. Sisitsky, Thomas C. Geiser, Kenneth R. Goulet, Fredrick A. Hessler, Sharad Mansukani, Jeffrey K. Rhodes, Michael A. Sachs and Lisa Skeete Tatum tendered their respective resignations as directors from the board of directors of the Company (the “Board”) and from all committees of the Board on which such directors served, effective as of the Effective Time. In connection therewith, upon the consummation of the First Merger, David S. Wichmann became the sole director of the Company.

In addition, in connection with the First Merger and as contemplated by the Merger Agreement, each of Tom W.F. De Weerdt (the Company’s Executive Vice President and Chief Financial Officer), Michael A. Rucker (the Company’s Executive Vice President and Chief Operations Officer), Joseph T. Clark (the Company’s Executive Vice President and Chief Development Officer) and Richard L. Sharff, Jr. (the Company’s Executive Vice President, Corporate Secretary and General Counsel) ceased serving as an executive officer of the Company, effective as of the Effective Time. In connection therewith, upon the consummation of the First Merger, the officers of Purchaser, David S. Wichmann (as Chief Executive Officer), John W. Kelly (as Vice President, Tax Services), and Robert W. Oberrender (as Treasurer) became officers of the Company.

Immediately prior to the Effective Time, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) amended options granted under the Company’s ASC Acquisition LLC Management Equity Incentive Plan and the Surgical Care Affiliates, Inc. 2013 and 2016 Omnibus Long-Term Incentive Plans to accelerate the vesting of such awards and extend the period of exercisability from one year to five years in the event the participant’s employment is terminated as a result of the individual’s death or disability, which is consistent with the treatment UnitedHealth Group provides under its equity plans. The Compensation Committee also amended the time-based vesting restricted stock units granted under the Surgical Care Affiliates, Inc. 2013 and 2016 Omnibus Long-Term Incentive Plans to (i) accelerate the vesting of such awards and cause all restrictions to lapse in the event the participant’s employment is terminated by reason of death and (ii) cause such awards to continue to vest as if termination of employment had not occurred in the event the participant’s employment is terminated due to disability, which in each case is also consistent with the treatment UnitedHealth Group provides under its equity plans. All outstanding awards will also benefit from the extended post-change in control protection period that provides for accelerated vesting in the event the grantee’s employment is terminated by the Company without cause within four years following the change in control.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the First Merger, the Company’s certificate of incorporation and its bylaws, in each case as in effect immediately prior to the Effective Time, became the certificate of incorporation, as amended and restated, and the bylaws, as amended and restated, respectively, of the corporation surviving the First Merger. In connection with the consummation of the Second Merger, the certificate of formation and limited liability company agreement of Merger Sub as in effect immediately prior to the effective time of the Second Merger became the certificate of formation and limited liability company agreement of the company surviving the Second Merger, except that the name of Merger Sub, as the surviving company in the Second Merger, was changed to SCA Holdings, LLC.

The certificate of formation and limited liability company agreement of the surviving company in the Second Merger are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Reorganization, dated January 7, 2017, among UnitedHealth Group Incorporated, Spartan Merger Sub 1, Inc., Spartan Merger Sub 2 LLC and Surgical Care Affiliates, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Surgical Care Affiliates, Inc. with the U.S. Securities and Exchange Commission on January 9, 2017).

3.1	Certificate of Formation of SCA Holdings, LLC, dated January 5, 2017.

3.2	Limited Liability Company Agreement of SCA Holdings, LLC, dated January 5, 2017.

*	Schedules to the Agreement and Plan of Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCA HOLDINGS, LLC (as successor in interest to Surgical Care Affiliates, Inc.)

By:	/s/ Richard J. Mattera
Name: Title:	Richard J. Mattera Assistant Secretary

Date: March 24, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Reorganization, dated January 7, 2017, among UnitedHealth Group Incorporated, Spartan Merger Sub 1, Inc., Spartan Merger Sub 2 LLC and Surgical Care Affiliates, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Surgical Care Affiliates, Inc. with the U.S. Securities and Exchange Commission on January 9, 2017).

3.1	Certificate of Formation of SCA Holdings, LLC, dated January 5, 2017.

3.2	Limited Liability Company Agreement of SCA Holdings, LLC, dated January 5, 2017.

*	Schedules to the Agreement and Plan of Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.